UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1504 McCarthy Boulevard Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

926 Rock Avenue

San Jose, California 95131

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2011, Eric C. Schlezinger resigned as Executive Vice President, General Counsel and Corporate Secretary of Dialogic Inc. (the “Company”), effective immediately. In connection with Mr. Schlezinger’s resignation, the Company entered into a Transition and Separation Agreement (the “Agreement”) with Mr. Schlezinger, dated November 21, 2011, which supercedes and replaces the Amended and Restated Employment Agreement, dated December 29, 2010, by and between the Company and Mr. Schlezinger.

Pursuant to the Agreement, Mr. Schlezinger will remain employed by the Company through January 3, 2012 to transition his roles (the “Transition Period”). During the Transition Period Mr. Schlezinger will continue to receive his annualized base salary of $265,000, less applicable deductions and withholdings, and will not be eligible for a performance bonus for calendar year 2011. In the event that, prior to the end of the Transition Period, (i) the Company terminates Mr. Schlezinger’s employment for other than Cause (as defined in the Agreement) or (ii) Mr. Schlezinger resigns for Good Reason (as defined in the Agreement), Mr. Schlezinger will be entitled to (x) a lump sum equal to the base salary he would have earned through January 3, 2012 had he remained employed through such date, (y) a lump sum cash severance payment of $132,500 and (z) up to six months of premiums necessary to continue his current health insurance coverage, subject to Mr. Schlezinger executing a general release of claims against the Company.

Provided that Mr. Schlezinger remains employed until the end of the Transition Period he will be entitled to (y) a lump sum cash severance payment of $132,500 and (z) up to six months of premiums necessary to continue his current health insurance coverage, subject to Mr. Schlezinger executing a general release of claims against the Company.

The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Transition and Separation Agreement, dated November 21, 2011, by and between Dialogic Inc. and Eric Schlezinger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.

Dated: November 23, 2011
	By:	/s/ John T. Hanson
John T. Hanson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition and Separation Agreement, dated November 21, 2011, by and between Dialogic Inc. and Eric Schlezinger.